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                                                                    Exhibit 10.3

            FORM OF TERMINATION AGREEMENT FOR SAMUEL A. McCULLOUGH







                             TERMINATION AGREEMENT
                             ---------------------

        THIS AGREEMENT made as of this 1st day of July 1986, by and between MERIDIAN BANCORP, INC. (the "Company"), a Pennsylvania business corporation having its principal office at 35 North Sixth Street, Reading, Berks County, Pennsylvania, and SAMUEL A. McCULLOUGH (the "Executive"), an individual residing in the Borough of Wyomissing, Berks County, Pennsylvania.

                                  WITNESSETH:
                                  ----------

        WHEREAS, the Executive is presently serving as President and Chief Executive Officer of the Company; and

        WHEREAS, the Company considers the continued services of the Executive to be in the best interests of the Company and its stockholders and desires to induce the Executive to remain in the employ of the Company on an impartial and objective basis in the event of a nonnegotiated tender or exchange offer for the Company's securities, a proxy contest for control of the Company, or certain other nonnegotiated attempts to obtain control of the Company.

                                  AGREEMENT:
                                  ---------

        NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.  Term of Agreement.  (a) This Agreement shall be for a four (4) year
            -----------------
period commencing on July 1, 1986 and ending on June 30, 1990; provided however, that this Agreement shall be
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automatically renewed on July 1, 1987 for the four (4) year period commencing
July 1, 1987 and ending on June 30, 1991 unless either party shall give written notice of nonrenewal to the other party on or before May 1, 1987 in which case this Agreement shall continue in effect through June 30, 1990; and further provided that if this Agreement is renewed on July 1, 1987 it shall be automatically renewed on July 1 of each subsequent year (the "Annual Renewal Date") for a period ending four (4) years from each Annual Renewal Date unless either party shall give written notice of nonrenewal to the other party at least sixty (60) days prior to an Annual Renewal Date in which case this Agreement shall continue in effect for a term ending three (3) years from the Annual Renewal Date immediately following such notice.

                (b) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination by the Company of the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean the following:

                        (i) prior to a Change in Control (as defined in Section 2(b) of this Agreement) Cause shall mean termination by the Company of the Executive's employment for any reason if such termination is deemed by the Board of Directors of the Company to be in the best interests of the Company and its stockholders; or

                        (ii) following a Change in Control (as defined in Section 2(b) of this Agreement) Cause shall mean (A) the Executive's conviction of or plea of guilty or nolo contendere to a felony or the actual incarceration of the Executive for a period of forty-five (45) consecutive days or (B) the issuance by any federal or state banking authority of an order directing that the Company terminate the Executive's

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    employment with the Company or relieve the Executive of the duties being performed by the Executive for the Company.

If the Executive's employment is terminated for Cause, the Executive's rights under this Agreement shall cease as of the effective date of such termination.

                (c) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's voluntary termination (other than in accordance with Section 2 of this Agreement), retirement at the Executive's election, or death and the Executive's rights under this Agreement shall cease as of the date of such voluntary termination, retirement at the Executive's election, or death; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2(a) of this Agreement) is delivered by the Executive, the provisions of Section 8(b) of this Agreement shall apply.

                (d) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's disability and the Executive's rights under this Agreement shall cease as of the date of such termination; provided, however, that, if the Executive becomes disabled after a Notice of Termination (as defined in Section 2(a) of this Agreement) is delivered by the Executive, the Executive shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for, and for the term set forth in, Section 3 of this Agreement. For purposes of this Agreement, "disability" shall mean the Executive's incapacitation by accident, sickness, or otherwise which renders the Executive mentally or physically incapable of performing the services
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required of the Executive for three hundred sixty (360) consecutive days.

        2.  Termination following Change in Control.
            ---------------------------------------

            (a) If a Change in Control (as defined in section 2(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, there shall be:

                    (i) any involuntary termination of the Executive (other than as set forth in 1(b), 1(c), or 1(d) of this Agreement);

                    (ii) any reduction in the Executive's title, responsibilities, including reporting responsibilities, or authority, such title, responsibilities, or authority as such title, responsibilities, or authority may be increased from time to time during the term of this Agreement;

                    (iii) the assignment to the Executive of duties inconsistent with the Executive's office on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

                    (iv) any reassignment of the Executive to a location greater than one hundred (100) miles from 35 North Sixth Street, Reading, Pennsylvania;

                    (v) any reduction in the Executive's annual base salary in effect on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

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              (vi)    any failure to continue the Executive's participation, on
substantially similar terms, in any of the Company's incentive compensation or bonus plans in which the Executive participated at the time of the Change in Control or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to the Executive under any of such plans;

              (vii) any failure to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, disability or other employee plans in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally;

              (viii) any requirement that the Executive travel in performance of his duties on behalf of the Company for a significantly greater period of time during any year than was required of the Executive during the year preceding the year in which the Change in Control occurred;

              (ix) any sustained pattern of interruption or disruption of the Executive for matters substantially unrelated to the Executive's discharge of the Executive's duties on behalf of the Company; or

              (x) any breach of this Agreement of any nature whatsoever on the part of the Company;

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then, at the option of the Executive, exercisable by the Executive within ninety
(90) days of the occurrence of each and every of the foregoing events, the Executive may resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to the Company and the provisions of Section 3 of this Agreement shall apply.

               (b) As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following:

                    (i) any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as enacted and in force on the date hereof) is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company's securities then outstanding;

                    (ii) there occurs a merger, consolidation, or other reorganization involving the Company and another entity or a sale, exchange, transfer, or other disposition of substantially all of the stock or assets of the Company (a sale of the Company's banking subsidiary to be deemed a sale of substantially all of the Company's assets) to another entity or other person, or a purchase by the Company of substantially all of the stock or assets of another entity, unless (A) such merger, consolidation, reorganization, sale, exchange, transfer, purchase or disposition is approved in advance by eighty percent (80%) or more of the members of the Company's Board of Directors who are not interested in the transaction, and (B) stockholders who held at least a majority of the
                  ---
     voting power of the Company's outstanding

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securities immediately prior to consummation of any such transaction hold at least a majority of the voting power of the outstanding securities of the legal entity resulting from or existing after any such transaction, and (C) the
                                                              ---
Executive is the chief executive officer of the legal entity resulting from or existing after any such transaction, and (D) a majority of the members of the
                                     ---
Board of Directors of the legal entity resulting from or existing after any such transaction are former members of the Board of Directors of the Company;

             (iii) there occurs a contested proxy solicitation of the Company's stockholders which results in the contesting party obtaining the ability to elect twenty-five percent (25%) or more of the members of the Board of Directors standing for election at any meeting of the Company's stockholders;

             (iv) at any meeting of the Company's stockholders at which directors are elected, less than fifty-one percent (51%) of the directors nominated for election were nominated by the members of the Board of Directors in office at the time of such meeting; or

             (v) there occurs a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirement.

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          3.  Rights in Event of Termination Following Change in Control.
(a) In the event that the Executive delivers a Notice of Termination to the Company, the Executive shall be absolutely entitled to receive the compensation and benefits set forth below for the remaining term of this Agreement, but not exceeding thirty-six (36) months, as follows:

                    (i) the Executive shall continue to receive payments of annual base salary at the highest amount in effect during the three (3) calendar years preceding the year in which the Notice of Termination is delivered, payable in the same manner as salaries paid to other executive employees of the Company;

                   (ii)  the Executive shall receive, no later than the fifth
     (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the annual dollar amount the Executive would have received under the Meridian Bancorp, Inc. Executive Annual Incentive Plan, based on the Executive's highest annual base salary in effect during, and based on the highest percentage award of annual base salary received by the Executive under such Plan during, the three (3) calendar years preceding the year in which the Notice of Termination is delivered;

                  (iii)  the Executive shall receive, no later than the fifth
     (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the largest annual contribution made to the Meridian Bancorp, Inc. Payroll-Based Employee Stock Ownership Plan on behalf of the Executive during the two (2) calendar years preceding the year in which the Notice of Termination is delivered;

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          (iv)  the Executive shall receive, no later than the fifth (5th)
calendar day of each month, an amount equal to one-twelth (1/12) of the amount of the contribution made by the Company to the Meridian Bancorp, Inc. Salary Reduction Deferred Savings Plan on behalf of the Executive for the calendar year prior to the year in which the Notice of Termination is delivered;

           (v) the Executive shall be entitled to continue to participate in the Meridian Bancorp, Inc. Employee Retirement Plan and the Merdian Bancorp, Inc. Retirement Restoration Plan, or any other supplemental executive retirement plan or other supplemental executive retirement plan or other plan in effect during the term of this Agreement designed to supplement payments made under the Meridian Bancorp, Inc. Employee Retirement Plan, as if the Executive's employment had not terminated; and

          (vi) the Company shall provide the Executive with life, disability, and medical insurance benefits at levels equivalent to the highest levels in effect for the Executive during the two (2) calendar years preceding the year in which the Notice of Termination is delivered.

     (b) In the event that the Executive is ineligible to continue participation in the Meridian Bancorp, Inc. Employees Retirement Plan or in any of the life, disability, or medical insurance plans or programs listed in
Section 3(a) of this Agreement, the Company shall, in leau of such participation, pay the Executive a dollar amount equal to the dollar amount of the benefit forfeited by the Executive as a result of such ineligibility in the case of the Retirement Plan or a dollar amount equal to the cost to the Executive to obtain such benefits in the case of any life, disability, or medical insurance plans or programs.
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                (c)  The Company shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of the Executive's delivery of a Notice of Termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement).

                (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in this Section 3 shall be reduced by the amount actually received by the Executive under the severance policy of the Company then in effect.

                (e) Upon written request of the Executive, the Company's obligation to make payments under this Section 3 shall be secured in total
    (i) by a stand-by letter of credit obtained by the Company from a recognized financial institution the long-term obligations of which are rated, on the date of such request, investment grade or better by Standard & Poor's Corporation or Moody's Investors Service, Inc. or (ii) by such other security as the Executive shall approve.

                (f) The Executive's right to receive payments under this Agreement shall not decrease the amount of, or otherwise adversely affect, any benefits payable to the Executive under any plan, agreement, or arrangement relating to employee benefits provided by the Company.

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                4.   Notices. Except as otherwise provided in this Agreement,
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any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Executive's residence, in the case of notices to the Executive, and to the principal office of the Company, in the case of notices to the Company.

                5.   Waiver. No provision of this Agreement may be modified,
                     ------
waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                6.  Assignment. This Agreement shall not be assignable by either
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party, except by the Company to any successor in interest to the Company's business.

                7.  Entire Agreement. This Agreement contains the entire
                    ----------------
agreement of the parties relating to the subject matter of this Agreement.

                8.  Successors; Binding Agreement.
                    ----------------------------

                    (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the

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Company would be required to perform it if no such succession had taken place.
Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply. As used in this Agreement, "Company" shall mean the Company as defined previously and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

              (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die after a Notice of Termination is delivered by the Executive and any amounts would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

          9.  Validity.  The invalidity or unenforceability of any provision of
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this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          10. Applicable Law.  This Agreement shall be governed by and construed
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in accordance with the domestic laws (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

          11. Headings.  The headings of the Sections of this Agreement are for
              --------
convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               MERIDIAN BANCORP, INC.

                                               By
                                                 ---------------------------
                                                  Chairman
(SEAL)
                                           Attest:
                                                  --------------------------
                                                  Secretary

                                                        ("Company")
Witness:
                                                                          (SEAL)
- -------------------------                         ------------------------
                                                  Samuel A. McCullough

                                                        ("Executive")

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